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                                                                   EXHIBIT 24(1)

                            SECRETARY'S CERTIFICATE
                      OF HEURISTIC DEVELOPMENT GROUP, INC.
                             A DELAWARE CORPORATION

   The undersigned, being the duly appointed and authorized Secretary of HEURISTIC DEVELOPMENT GROUP, INC., a Delaware corporation (the "Corporation"), do hereby certify that the following resolutions were adopted by the Board of Directors of the Corporation at a special meeting thereof on September 10, 1999:

   WHEREAS, the Board has authorized and approved the filing, and the Company has filed, with the Securities and Exchange Commission (the "SEC") the Company's preliminary proxy statement/prospectus (the "Proxy Statement") in connection with the Merger.

   WHEREAS, the Proxy Statement, in accordance with the Merger Agreement, provides that the Board will approve certain matters for submission to the Company's stockholders at its next annual meeting of stockholders.

   WHEREAS, there has been presented to the Board certain amendments to the Proxy Statement entered into in connection with the Company's extension of bridge financing to VCI, as previously approved and authorized by the Board.

   NOW, THEREFORE, BE IT HEREBY RESOLVED, as follows:

   RESOLVED, that the filing with the SEC, pursuant to the Securities Exchange Act of 1934, as amended, on behalf of the Company of the Proxy Statement on
Schedule 14A in definitive form in connection with the Merger, be, and hereby is, ratified and approved; and

   RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to cause amendments or supplements to the Proxy Statement to be filed with the SEC as the officer delivering the Proxy Statement may deem reasonably necessary or advisable upon the advice of counsel; and

   RESOLVED FURTHER, that the execution and filing with the SEC, pursuant to the Securities Act of 1933, as amended, on behalf of the Company of a Registration Statement on Form S-4 (the "Registration Statement") in connection with the offer and sale pursuant to the Merger of shares of the Company's common stock, $.01 par value per share (the "Common Stock") and containing the Proxy Statement be, and hereby is, authorized and approved.

   RESOLVED FURTHER, that the signature of any officer or director of the Company required by law to be affixed to the Registration Statement and any amendments or supplements thereto may be affixed by such officer or director personally or by an attorney-in-fact duly appointed in writing by such officer or director.

   RESOLVED FURTHER, that Gregory L. Zink, President and Acting Chief Executive Officer of the Company be, and hereby is, designated as agent for service, to be named as such in the Registration Statement, authorized to receive notices and communications from the SEC in connection with the Registration Statement.

   RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to take any and all such further actions, and execute and deliver any and all such other documents and agreements, as they may reasonably deem necessary or advisable in connection with, or as contemplated by, the filing of the Proxy Statement and the Registration Statement, including any amendments or supplements thereto.

   RESOLVED FURTHER, that the officers of the Company be, and each hereby is, authorized and directed to take any and all such further actions, and execute, deliver and file any and all other documents, agreements, papers and instruments, as they may deem necessary, proper or advisable in connection with, or as contemplated by, the Proxy Statement, the Registration Statement and the Merger Agreement, and in order to carry into the effect the purpose and intent of the foregoing resolutions and consummate the transactions contemplated thereby.
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   RESOLVED FURTHER, that any action taken by any of the officers of the
Company in furtherance of any of the foregoing resolutions prior to the date of these resolutions, or to consummate the transactions contemplated thereby, be and each of them hereby is, ratified and affirmed as the official action of the Company.

   IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate as of September 17, 1999.

                                          /s/ Theodore Lanes
                                          Theodore Lanes, Secretary